As filed with the Securities and Exchange Commission on May 19, 1999
                                                    Registration No. 333-_____
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                 -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              The Right Start, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

           California                                      95-3971414
(State or Other Jurisdiction of         (I.R.S. Employer Identification Number)
   Incorporation or Organization)

                       5388 Sterling Center Drive, Unit C
                       Westlake Village, California 91361
               (Address of Principal Executive Offices) (Zip Code)

                         1991 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the Plan)
                         ---------------------------

                               Mr. Jerry R. Welch
                      President and Chief Executive Officer
                       5388 Sterling Center Drive, Unit C
                       Westlake Village, California 91361
                     (Name and Address of Agent For Service)

                                (818) 707-7100
         Telephone Number, Including Area Code, of Agent for Service

                                   Copies to:
                            Kenneth J. Baronsky, Esq.
                       Milbank, Tweed, Hadley & McCloy LLP
                      601 South Figueroa Street, 30th Floor
                          Los Angeles, California 90017
                                 (213) 892-4000

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                   Proposed        Proposed
    Title of      Amount to be      maximum        maximum        Amount of
 Securities to   registered (1)  Offering price    aggregate     registration
 be Registered                    per share (2)    offering        fee (2)
                                                   price (2)
================================================================================

 Common Stock,       12,500         $7.5625       $94,531.25       $27.00
  no par value
================================================================================

      (1)There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the 1991 Employee Stock Option Plan of the Registrant described herein. Reflects a one-for-two reverse stock split of the Common Stock which was effective as of December 15, 1998.

      (2)Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock of the Registrant on the Nasdaq National Market System on May 17, 1999.

         INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement filed under the Securities Act of 1933 by The Right Start, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the Registration Statement on Form S-8 relating to the registration of 125,000(1) shares of Common Stock of the Registrant (File No. 33-57572) that was filed with the Commission on January 28, 1993. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities then offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents with the Commission.



               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
          (as updated through the date of this Registration Statement)

     Each of the items required in Part II of the Registration Statement remain correct as of the date of the filing of this Registration Statement on Form S-8.

----------
(1) Reflects a one-for-two reverse stock split of the Registrant's Common Stock which was effective as of December 15, 1998.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 19th day of May, 1999.


                                THE RIGHT START, INC.



                                By: /s/ Jerry R. Welch
                                   ------------------------------
                                    Name: Jerry R. Welch
                                    Title: Chief Executive Officer



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                   Title                             Date
        ---------                   -----                             ----

/s/ Jerry R. Welch         Chairman of the Board, President        May 19, 1999
------------------------     and Chief Executive Officer
Jerry R. Welch

/s/ Richard A. Kayne              Director                         May 19, 1999
------------------------
Richard A. Kayne

                                  Director                         ______, 1999
------------------------
Andrew D. Feshbach

/s/ Robert R. Hollman             Director                         May 19, 1999
------------------------
Robert R. Hollman

/s/ Fred Kayne                    Director                         May 19, 1999
------------------------
Fred Kayne

/s/ Howard M. Zelikow             Director                         May 19, 1999
------------------------
Howard M. Zelikow

/s/ Gina M. Engelhard          Chief Financial Officer             May 19, 1999
------------------------       (principal financial and
Gina M. Engelhard                 accounting officer)

                           EXHIBIT INDEX






Exhibit Number               Description
--------------               -----------
      5             Opinion of Milbank, Tweed, Hadley & McCloy LLP.

      23.1          Consent of PricewaterhouseCoopers LLP.

      23.2          Consent of  Milbank,  Tweed,  Hadley & McCloy LLP
                       (included  in Exhibit 5).